^
                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS 2010 FINANCIAL RESULTS

	Columbus, Ohio - February 18, 2011 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported results for the year ended December 31, 2010. The company plans to file its 2010 Form 10-K on Friday, February 25, 2011 and we urge investors to read and consider the information in that filing. Whenever possible, we will post information on a Friday afternoon so that investors have a maximum amount of time to digest the information.

Revenue increased 30% to $56.7 million for the year compared to 2009. Net operating income for the year was $18.5 million, an increase of 53% from 2009. Net income for the year was $12.4 million, or $4.48 per diluted share, compared to $11.4 million, or $4.40 per diluted share, in 2009. The increase in net income is primarily due to a $6.4 million increase in net operating income driven by a 37% increase in assets under management from 2009 to 2010, offset by a $4.2 million decrease in the corporate investment return in 2010 compared to 2009. Excluding the corporate investment return, net operating income after tax increased 48% to $11.6 million for the year compared to $7.9 million in 2009. Assets under management ended the year at $8.6 billion as compared to $6.3 billion at the end of 2009.

Operating profit margin increased to 33% for 2010 from 28% for 2009. The Company anticipates operating profit margin will fluctuate from period to period based on the impact to incentive compensation from several factors including revenues; investment results; employee performance; staffing levels; development of investment strategies, products, or channels; and industry comparisons.

Ric Dillon, president and chief investment officer, stated, "Our primary business objective is to fulfill our fiduciary responsibility to our clients by achieving excellent long-term investment results. While our since inception results are satisfactory for all of our strategies, our five year results were mixed, with some strategies achieving only average results during the most recent five year period. We continue our efforts intended to improve our client results over the next five years, and beyond."

Jim Laird, chief financial officer, stated, "New client investments for the year ended December 31, 2010 were $1.7 billion, up significantly from the $579 million for the year ended December 31, 2009. In the fourth quarter of 2010, new client investments totaled $908 million, which included a significant new sub-advised mutual fund mandate, compared to $431 million in new client investments during fourth quarter 2009."

Cash and Investment Portfolio - the company had $17.3 million in cash and investments at the end of 2010, down from $27.9 million at the beginning of the year. The decline was largely due to the special $13.00 per share dividend paid in the fourth quarter, which totaled $36.3 million offset by cash generated through operations.

Special Dividend - the company paid a $13.00 per share dividend on December 15, 2010. The company also paid a $10.00 per share dividend in the fourth quarter of 2009. A significant portion of the 2010 and 2009 dividends were deemed a return of capital. Further details are available at the investor relations section of the company's website.

2011 Annual Meeting of Shareholders - Diamond Hill announced that the 2011 Annual Shareholder meeting will be held April 26, 2011 at 12:00 pm Eastern Time along with an investor conference call.


			Summary of Results of Operations
		    (in thousands, except per share figures)

					     Three months ended December 31,
					  2010             2009		Change
Revenues:
    Investment advisory		       $ 13,619	        $ 11,700	  16%
    Mutual fund administration		  1,897		   2,015          -6%
    Total Revenue		       $ 15,516         $ 13,715          13%

Operating Expenses			  9,272		   9,110	   2%
Net Operating Income 			  6,244            4,605          36%

    Investment Return			    974	             881

Net Income Before Taxes			  7,218            5,486 	  32%
Net Income 			       $  4,464         $  3,504	  27%

Earnings per share (diluted)	       $   1.60	        $   1.34	  19%
Operating Margin			   40%		    34%
Operating Margin -
   Excluding Beacon Hill   		   42%		    36%
New client investments,
   net of withdrawals 	               $908,000         $431,000 	 111%


					        Year ended December 31,
					  2010             2009		Change
Revenues:
    Investment advisory		       $ 49,249	        $ 37,472	  31%
    Mutual fund administration		  7,455		   6,090          22%
    Total Revenue		       $ 56,704         $ 43,562          30%

Operating Expenses			 38,231		  31,450	  22%
Net Operating Income 			 18,473           12,112          53%

    Investment Return			  1,205	           5,399

Net Income Before Taxes			 19,678           17,511 	  12%
Net Income 			       $ 12,402         $ 11,374	   9%

Earnings per share (diluted)	       $   4.48	        $   4.40	   2%
Operating Margin			   33%		    28%
Operating Margin -
   Excluding Beacon Hill   		   35%		    31%
New client investments,
   net of withdrawals 	              $1,698,000         $579,000	 193%


			  Selected Balance Sheet Data
		    (in thousands, except per share figures)
					      	       December 31,
						  2010             2009
Assets
    Cash equivalents and investment portfolio	$ 17,303	$ 27,943
    Accounts receivable				   8,695	  10,144
    Deferred tax asset				     874	     521
    Other assets				   1,694           1,897
    Total assets				$ 28,566	$ 40,505

Liabilities					  21,068	  17,524

Total shareholders' equity			   7,498          22,981

Total liabilities and shareholders' equity	$ 28,566	$ 40,505

Book value per share (a)			$   2.68	$   8.58

Outstanding shares				   2,796	   2,678

(a) - A $13 per share special dividend was paid in December 2010 and a $10 per share special dividend was paid in December 2009.

Beacon Hill Fund Services - For the year ended December 31, 2010, Beacon Hill generated an operating loss of $819 thousand on revenue of $1.6 million compared to an operating loss of $976 thousand on revenue of $1.0 million for the year ended December 31, 2009.

Assets Under Management - As of December 31, 2010, assets under management ("AUM") totaled $8.6 billion, a 37% increase in comparison to December 31, 2009. The following is a roll-forward of AUM activity for the years ended December 31, 2010 and 2009:


						Change in Assets Under Management
					    	 For the Year Ended December 31,
(in millions)						2010		2009
AUM at beginning of the period		       	    $   6,283 	    $   4,510
Net cash inflows (outflows)
	mutual funds	 				  467	         (109)
	sub-advised mutual funds			  714		    6
	separate accounts	 		  	  532 	 	  734
	private investment funds	 	 	  (15)	 	  (52)
		 				  	1,698 	 	  579
Net market appreciation (depreciation) and income	  642 	        1,194
Increase during the period		 		2,340 	 	1,773
AUM at end of the period		 	    $   8,623       $   6,283

About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.


Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles ("non-GAAP") for "Net Operating Income After Tax" that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of the company and its subsidiaries.

The company defines "net operating income after tax" as the company's net operating income less income tax provision, excluding investment return and the tax impact related to the investment return. The company believes that "net operating income after tax" provides a good representation of the company's operating performance, as it excludes the impact of investment return on financial results. The amount of the investment portfolio and market fluctuations on the investments can change significantly from one period to another, as seen over the past year, which can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.

		 			        Year Ended December 31,
(in thousands, except per share data)		  2010		 2009
Net operating income, GAAP basis 	        $18,473	       $12,112
Non-GAAP Adjustments:
  Tax provision excluding impact
    of investment return 		 	  6,830		 4,245
Net operating income after tax,
  non-GAAP basis 	 			 11,643		 7,867

Net operating income after tax per
  diluted share, non-GAAP basis    	        $  4.21        $  3.04

Diluted weighted average shares outstanding,
  GAAP basis 		 			  2,768		 2,588


The tax provision excluding impact of investment return is calculated by applying the tax rate calculated from the income statement to net operating income. The company's management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

                  -------------------------------------

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to such matters as anticipated operating results, prospects for achieving the critical threshold of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and acquisitions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets;
a decline in the performance of the Company's products; changes in interest rates; a general or prolonged downturn in the economy; changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the U.S. Securities and Exchange Commission.


					###

            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  info@diamond-hill.com